UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Lawrence Street, Suite 1750 Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 640-7620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	STR	New York Stock Exchange
Warrants, each to purchase one share of Class A common stock	STR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Second Amended and Restated Credit Agreement

On June 7, 2022, Sitio Royalties Operating Partnership, LP (“Sitio OpCo”) as borrower, and the other guarantors party thereto entered into that certain Second Amended and Restated Credit Agreement (as previously amended by that certain First Amendment to Credit Agreement, dated June 24, 2022, and that certain Second Amendment to Credit Agreement, dated July 8, 2022, the “Credit Agreement”) with Bank of America, N.A., as the administrative agent and issuing bank, the lenders and the other financial institutions from time to time party thereto, pursuant to which the lenders thereunder made loans and other extensions of credit to Sitio OpCo.

On September 21, 2022, Sitio OpCo and the other guarantors party thereto entered into that certain Third Amendment to Credit Agreement (the “RBL Third Amendment”), pursuant to which the Credit Agreement was amended to permit the issuance of notes under, and the transactions contemplated by, the Note Purchase Agreement described below.

The above references to and description of the RBL Third Amendment do not purport to be complete and are qualified in their entirety by reference to the RBL Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Note Purchase Agreement

On September 21, 2022, Sitio OpCo, as issuer, and certain subsidiaries of Sitio OpCo, as guarantors, entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”) with certain banks, financial institutions, lending institutions and other institutional investors party thereto as holders (the “Holders”) and U.S. Bank Trust Company, National Association, as agent for the Holders, pursuant to which Sitio OpCo issued senior unsecured notes to the Holders in an aggregate principal amount of $450,000,000 (the “Notes”). Sitio OpCo used a portion of the proceeds from the Notes to repay in full all amounts outstanding under the 364-Day Bridge Term Loan Agreement dated as of June 24, 2022 with Sitio OpCo, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended by that certain First Amendment to 364-Day Bridge Term Loan Agreement, dated as of July 8, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified, the “Bridge Term Loan Agreement”).

The Notes mature on September 21, 2026, which is four years after the issuance of the Notes.

Interest accrues on the Notes, at Sitio Opco’s option, at either (1) an adjusted Term SOFR rate plus a margin of 6.50% or (2) a base rate (defined on the basis of the prime rate) plus a margin of 5.50%. From and after the closing date of the merger between Sitio Royalties Corp. and Brigham Minerals, Inc., the applicable margin will be reduced to 5.75% for Notes bearing interest based on the adjusted Term SOFR rate and to 4.75% for Notes bearing interest based on the base rate.

Sitio OpCo may elect, at its option, to prepay the Notes on the last business day of each calendar quarter in an amount equal to 2.50% of the aggregate principal amount of all Notes issued under the Note Purchase Agreement, which prepayments will not require the payment of any premium (each, an “Optional Quarterly Payment”). If Sitio OpCo does not make an Optional Quarterly Payment on any quarterly payment date, the applicable margin on the Notes will increase to 9.50% for Notes bearing interest based on the adjusted Term SOFR rate and 8.50% for Notes bearing interest based on the base rate (or, from and after the closing date of the merger between Sitio Royalties Corp. and Brigham Minerals, Inc., 7.75% for Notes bearing interest based on the adjusted Term SOFR rate and 6.75% for Notes bearing interest based on the base rate), and the increased margin will apply until the earlier of the date on which Sitio OpCo makes such Optional Quarterly Payment or the next quarterly payment date.

Sitio OpCo may elect, at its option, to prepay the Notes in whole or in part at any time, subject to payment of a premium determined in accordance with the table below based on the length of time between the issuance date and the prepayment date:

Period	Premium
Months 0 -12	Customary “make-whole” premium plus 3.00%
Months 13 - 24	3.00%
Months 25 - 36	1.00%
Months 37 - 48	0.00%

Sitio OpCo’s obligations under the Note Purchase Agreement are guaranteed by each of the subsidiaries of Sitio OpCo existing on the issuance date.

The Note Purchase Agreement includes, among other terms and conditions, a maximum leverage ratio covenant, as well as customary mandatory prepayments, representations, warranties, covenants and events of default, including, among others, a change of control event of default and limitations on the incurrence of indebtedness and liens, new lines of business, mergers, transactions with affiliates and burdensome agreements. During the continuance of an event of default, the Holders may take a number of actions, including, among others, declaring the entire amount of the Notes and other amounts then outstanding under the Note Purchase Agreement to be due and payable.

The above references to and description of the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On September 21, 2022, Sitio OpCo repaid all amounts outstanding under, and terminated, the Bridge Term Loan Agreement, and all guaranties provided under the Bridge Term Loan Agreement were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of September 21, 2022, by and among Sitio Operating Partnership, LP, as borrower, the guarantors party thereto, the lenders from time to time party thereto as lenders, and Bank of America, N.A. as administrative agent for the lenders.

10.2	Note Purchase Agreement dated as of September 21, 2022, by and among Sitio Operating Partnership, LP, as issuer, the subsidiary guarantors party thereto, the financial institutions from time to time party thereto as holders, and U.S. Bank Trust Company, National Association, as agent for the holders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITIO ROYALTIES CORP.

Date: September 23, 2022

	By:	/s/ Brett S. Riesenfeld
Brett S. Riesenfeld
Executive Vice President, General Counsel and Secretary

4